Exhibit 99.1

SIGA Reports Financial Results for Three and Nine Months Ended September 30, 2026

•	Awarded $15 Million Procurement Contract from Canadian Department of National Defence for Oral TPOXX in October

•	Corporate Update Conference Call Today at 4:30 PM ET

NEW YORK, November 9, 2026 (GLOBE NEWSWIRE) -- SIGA Technologies, Inc. (SIGA) (Nasdaq: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and nine months ended September 30, 2026.

“While we continue to work with the U.S. Government toward a new TPOXX procurement contract, our international business remains an important part of our strategy,” stated Diem Nguyen, Chief Executive Officer. “We recently announced a $15 million contract with the Canadian Department of National Defence, a longstanding customer, and are actively pursuing opportunities with other international governments to further diversify our customer base over time.”

Summary Financial Results
($ in millions, except per share amounts)	Three Months Ended September 30		Nine Months Ended September 30
	2026	2025	2026	2025
Product sales (1)	$0.2	$0.9	$41.6	$85.8
Total revenues (2)	$1.3	$2.6	$48.6	$90.8
Operating (loss)/income(3) (4)	$(6.5)	$(10.2)	$2.1	$33.2
(Loss)/income before income taxes(3)	$(5.5)	$(8.4)	$5.3	$38.3
Net (loss)/income	$(2.9)	$(6.4)	$6.1	$28.7
Diluted (loss) / income per share	$(0.04)	$(0.09)	$0.09	$0.40
(1)	Includes supportive services related to product sales.

(2)	Includes research and development revenues.

(3)	Operating (loss)/income excludes, and (loss)/income before income taxes includes, other income. Both line items exclude the impact of income taxes.

(4)	Differences in operating (loss)/income margin between periods reflect different product mixes in those periods.

Year-to-Date Business and Operational Activity

•
In October, the Canadian Department of National Defence (CDND) awarded a contract to SIGA for the procurement of oral TPOXX.  The contract provides for the purchase of up to approximately $15 million of oral TPOXX by March 31, 2031, of which approximately $9 million represents firm commitments over the first three years of the contract and approximately $6 million is subject to option exercise by the CDND.

•	For the nine months ended September 30, 2026, the Company delivered approximately $13 million of oral TPOXX to two international customers.

•
For the nine months ended September 30, 2026, the Company delivered approximately $26 million of IV TPOXX to the U.S. Strategic National Stockpile (SNS) under the 19C contract, fulfilling the final procurement order under that contract.

Year-to-Date Capital Management Activity

On March 26, 2026, a special cash dividend of $0.60 per share was declared, and was paid on April 23, 2026, to shareholders of record at the close of business on April 7, 2026.

Retirement of Chief Scientific Officer

Dennis Hrubry, Ph.D., Executive Vice President and Chief Scientific Officer, will retire effective today, concluding more than 30 years with the Company. Following his retirement, Dr. Hruby will continue to support the Company in an advisory capacity.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Monday, November 9, 2026, at 4:30 P.M. ET.

Participants may access the call by dialing 1-800-717-1738 for domestic callers or 1-646-307-1865 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com in the Investor Relations section of the website. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 1130564. The archived webcast will be available in the Investor Relations section of the Company's website.

ABOUT SIGA

SIGA is a commercial-stage pharmaceutical company and leader in global health focused on the development of innovative medicines to treat and prevent infectious diseases. With a primary focus on smallpox, we are dedicated to protecting humanity against the world’s most severe infectious diseases, including those that occur naturally, accidentally, or intentionally. Through partnerships with governments and public health agencies, we work to build a healthier and safer world by providing essential countermeasures against these global health threats. For more information about SIGA, visit www.siga.com.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to SIGA’s future business performance and plans. Forward-looking statements include statements regarding our future financial position, business strategy, plans and objectives of management for future operations, and delivering products to domestic and international customers under procurement contracts. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “seek,” “anticipate,” “could,” “should,” “target,” “goal,” “potential” and similar expressions may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i)  the risk that SIGA is not able to secure in a timely manner additional new contracts with the U.S. Government to substantially maintain or expand the U.S. Government stockpile of TPOXX®,  (ii) the risk that SIGA may not complete the remaining performance under the 19C BARDA Contract with the U.S. Biomedical Advanced Research and Development Authority on schedule or in accordance with contractual terms, (iii) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX® internationally, (iv) the risk that potential products, including potential alternative uses or formulations of TPOXX® that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (v) the risk that target timing for deliveries of product to customers, and the recognition of related revenues, are delayed or adversely impacted by the actions, or inaction, of contract manufacturing organizations, or other vendors, within the supply chain, or due to coordination activities between the customer and supply chain vendors, (vi) the risk that SIGA or its collaborators will not obtain or maintain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (viii) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking, obtaining or maintaining needed approvals to market these products, (ix) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (x) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xi) the impacts of significant recent shifts in trade policies, including the imposition of tariffs, retaliatory tariff measures, and subsequent modifications or suspensions thereof, and market reactions to such policies and resulting trade disputes, (xii) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xiii) risks associated with actions or uncertainties surrounding the U.S. debt ceiling, or changes in the U.S. political environment, and (xiv) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, are ineffective and may adversely affect SIGA’s business, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

Investor and Media Contact
Suzanne Harnett
sharnett@siga.com

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of

	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$116,380,386	$154,966,414
Accounts receivable	2,016,213	3,263,736
Inventory	41,594,073	49,054,873
Prepaid expenses and other current assets	5,547,353	5,571,841
Total current assets	165,538,025	212,856,864

Property, plant and equipment, net	1,376,079	1,090,824
Deferred tax asset, net	4,706,158	4,428,519
Goodwill	898,334	898,334
Other assets	129,507	192,893
Total assets	$172,648,103	$219,467,434
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$480,572	$824,522
Accrued expenses and other current liabilities	6,222,914	6,520,057
Deferred IV TPOXX® revenue	—	10,240,000
Income tax payable	34,123	408,000
Total current liabilities	6,737,609	17,992,579

Other liabilities	2,656,647	2,653,283
Total liabilities	9,394,256	20,645,862
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 71,855,015 and 71,611,302, issued and outstanding at September 30, 2026 and December 31, 2025, respectively)	7,185	7,161
Additional paid-in capital	244,109,230	241,885,214
Accumulated deficit	(80,862,568)	(43,070,803)
Total stockholders’ equity	163,253,847	198,821,572
Total liabilities and stockholders’ equity	$172,648,103	$219,467,434

SIGA TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues
Product sales and supportive services	$233,689	$889,748	$41,641,900	$85,835,855
Research and development	1,083,276	1,730,252	6,919,898	4,944,963
Total revenues	1,316,965	2,620,000	48,561,798	90,780,818

Operating expenses
Cost of sales and supportive services	575,660	1,002,083	21,077,729	26,714,283
Selling, general and administrative	4,621,909	4,786,511	14,443,914	15,949,749
Research and development	2,639,444	7,053,985	10,975,788	14,914,895
Total operating expenses	7,837,013	12,842,579	46,497,431	57,578,927
Operating (loss)/income	(6,520,048)	(10,222,579)	2,064,367	33,201,891
Other income, net	1,037,470	1,866,693	3,261,847	5,143,981
(Loss)/Income before income taxes	(5,482,578)	(8,355,886)	5,326,214	38,345,872
Benefit/(Provision) for income taxes	2,589,514	1,990,067	789,904	(9,636,811)
Net and comprehensive (loss)/income	$(2,893,064)	$(6,365,819)	$6,116,118	$28,709,061
Basic (loss)/income per share	$(0.04)	$(0.09)	$0.09	$0.40
Diluted (loss)/income per share	$(0.04)	$(0.09)	$0.09	$0.40
Weighted average shares outstanding: basic	71,849,132	71,604,956	71,751,272	71,499,984
Weighted average shares outstanding: diluted	71,849,132	71,604,956	71,895,843	71,801,188